FILED IN THE OFFICE OF:
/s/ Barbara K. Cegavske Business Number: C17574-2002
Filing Number: 20190239736
Secretary of State Filed On: 10/23/2019 14:10:27 PM
State of Nevada Number of Pages: 1

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY • DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

Cyber Apps World, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

250,000,000 shares of common stock, par value $0.001.
10,000,000 shares of preferred stock, par value $0.001.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

250,000,000 shares of common stock, par value $0.00075.
10,000,000 shares of preferred stock, par value $0.001.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
Four shares of common stock, par value $0.00075 per share to be issued for each one issued share of common stock, par value $0.001.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Each fractional share will be rounded up to the nearest whole share.

7. Effective date and time of fifing: (optional) Date: ___________ Time: ___________

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X /s/ Liudmilla Voinarovska Title: President
Signature of officer

IMPORTANT: Failure to Include any of the above Information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.